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                                                                  Exhibit (a)(2)

                               ING INVESTORS TRUST

  AMENDMENT #18 TO THE AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

                            EFFECTIVE: APRIL 29, 2005

     The undersigned being a majority of the trustees of ING Investors Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article XI,
Section 11.4 of the Trust's Amended and Restated Agreement and Declaration of Trust dated February 26, 2002, as amended (the "Declaration of Trust"), hereby amend the Declaration of Trust to:

     1. Re-designate Class I shares to Institutional Class shares for all Series of the Trust as set forth in Article VI, Section 6.3; and

     2. Re-designate Class S shares to Service Class shares for the following Series of the Trust: ING AIM Mid Cap Growth Portfolio, ING Alliance Mid Cap Growth Portfolio, ING Capital Guardian Large Cap Value Portfolio, ING Capital Guardian Managed Global Portfolio, ING Capital Guardian Small Cap Portfolio, ING Developing World Portfolio, ING Eagle Asset Capital Appreciation Portfolio, ING Evergreen Health Sciences Portfolio, ING Evergreen Omega Portfolio, ING FMR(SM) Diversified Mid Cap Portfolio, ING FMR(SM) Earnings Growth Portfolio, ING Goldman Sachs Tollkeeper(SM) Portfolio, ING Hard Assets Portfolio, ING International Portfolio, ING Janus Special Equity Portfolio, ING Jennison Equity Opportunities Portfolio, ING JPMorgan Small Cap Equity Portfolio, ING Julius Baer Foreign Portfolio, ING Legg Mason Value Portfolio, ING Limited Maturity Bond Portfolio, ING Liquid Assets Portfolio, ING Marsico Growth Portfolio, ING Marsico International Opportunities Portfolio, ING Mercury Focus Value Portfolio, ING Mercury Large Cap Growth Portfolio, ING MFS Mid Cap Growth Portfolio, ING MFS Total Return Portfolio, ING Oppenheimer Main Street Portfolio(R), ING PIMCO Core Bond Portfolio, ING PIMCO High Yield Portfolio, ING Pioneer Fund Portfolio, ING Pioneer Mid Cap Value Portfolio, ING Salomon Brothers All Cap Portfolio, ING Salomon Brothers Investors Portfolio, ING T. Rowe Price Capital Appreciation Portfolio, ING T. Rowe Price Equity Income Portfolio, ING UBS U.S. Balanced Portfolio, ING Van Kampen Equity Growth Portfolio, ING Van Kampen Global Franchise Portfolio, ING Van Kampen Growth and Income Portfolio, ING Van Kampen Real Estate Portfolio as set forth in Article VI, Section 6.3; and

     3. Re-designate Class A shares to Service 2 Class shares for the following Series of the Trust: ING AIM Mid Cap Growth Portfolio, ING Alliance Mid Cap Growth Portfolio, ING Capital Guardian Large Cap Value Portfolio, ING Capital Guardian Managed Global Portfolio, ING Capital Guardian Small Cap Portfolio, ING Developing World Portfolio, ING Eagle Asset Capital Appreciation Portfolio, ING Evergreen Health Sciences Portfolio, ING Evergreen Omega Portfolio, ING FMR(SM) Diversified Mid Cap Portfolio, ING FMR(SM) Earnings Growth Portfolio, ING Goldman Sachs Tollkeeper(SM) Portfolio, ING Hard Assets Portfolio, ING International Portfolio, ING Janus Special Equity Portfolio, ING Jennison Equity Opportunities Portfolio, ING JPMorgan Small Cap Equity Portfolio, ING Julius Baer Foreign Portfolio, ING Legg Mason Value Portfolio, ING Limited Maturity Bond Portfolio, ING Liquid Assets

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Portfolio, ING Marsico Growth Portfolio, ING Marsico International Opportunities
Portfolio, ING Mercury Focus Value Portfolio, ING Mercury Large Cap Growth Portfolio, ING MFS Mid Cap Growth Portfolio, ING MFS Total Return Portfolio, ING Oppenheimer Main Street Portfolio(R), ING PIMCO Core Bond Portfolio, ING PIMCO High Yield Portfolio, ING Pioneer Fund Portfolio, ING Pioneer Mid Cap Value Portfolio, ING Salomon Brothers All Cap Portfolio, ING Salomon Brothers
Investors Portfolio, ING T. Rowe Price Capital Appreciation Portfolio, ING T. Rowe Price Equity Income Portfolio, ING UBS U.S. Balanced Portfolio, ING Van Kampen Equity Growth Portfolio, ING Van Kampen Global Franchise Portfolio, ING Van Kampen Growth and Income Portfolio, ING Van Kampen Real Estate Portfolio as set forth in Article VI, Section 6.3; and

     4. Re-designate Class R shares to Adviser Class shares for the following Series of the Trust: ING AIM Mid Cap Growth Portfolio, ING Alliance Mid Cap Growth Portfolio, ING Capital Guardian Large Cap Value Portfolio, ING Capital Guardian Managed Global Portfolio, ING Capital Guardian Small Cap Portfolio, ING Developing World Portfolio, ING Eagle Asset Capital Appreciation Portfolio, ING Evergreen Health Sciences Portfolio, ING Evergreen Omega Portfolio, ING FMR(SM) Diversified Mid Cap Portfolio, ING FMR(SM) Earnings Growth Portfolio, ING Goldman Sachs Tollkeeper(SM) Portfolio, ING Hard Assets Portfolio, ING International Portfolio, ING Janus Special Equity Portfolio, ING Jennison Equity Opportunities Portfolio, ING JPMorgan Small Cap Equity Portfolio, ING Julius Baer Foreign Portfolio, ING Legg Mason Value Portfolio, ING Limited Maturity Bond Portfolio, ING Marsico Growth Portfolio, ING Marsico International Opportunities Portfolio, ING Mercury Focus Value Portfolio, ING Mercury Large Cap Growth Portfolio, ING MFS Mid Cap Growth Portfolio, ING MFS Total Return Portfolio, ING Oppenheimer Main Street Portfolio(R), ING PIMCO Core Bond Portfolio, ING PIMCO High Yield Portfolio, ING Pioneer Fund Portfolio, ING Pioneer Mid Cap Value Portfolio, ING Salomon Brothers All Cap Portfolio, ING Salomon Brothers Investors Portfolio, ING T. Rowe Price Capital Appreciation Portfolio, ING T. Rowe Price Equity Income Portfolio, ING UBS U.S. Balanced Portfolio, ING Van Kampen Equity Growth Portfolio, ING Van Kampen Global Franchise Portfolio, ING Van Kampen Growth and Income Portfolio, ING Van Kampen Real Estate Portfolio as set forth in Article VI, Section 6.3.

     5. Designate all shares of ING LifeStyle Aggressive Growth Portfolio, ING LifeStyle Growth Portfolio, ING LifeStyle Moderate Growth Portfolio and ING LifeStyle Moderate Portfolio, outstanding immediately prior to the effective date of this Amendment, as Service 1 Class shares.

     6. Designate Service 2 Class shares for ING LifeStyle Aggressive Growth Portfolio, ING LifeStyle Growth Portfolio, ING LifeStyle Moderate Growth Portfolio and ING LifeStyle Moderate Portfolio.

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The foregoing shall be effective upon the date first written above.


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John V. Boyer, as Trustee               Jock Patton, as Trustee


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J. Michael Earley, as Trustee           David W.C. Putnam, as Trustee


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R. Barbara Gitenstein, as Trustee       John G. Turner, as Trustee


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Patrick W. Kenny, as Trustee            Roger B. Vincent, as Trustee


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Walter H. May, as Trustee               Richard A. Wedemeyer, as Trustee


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Thomas J. McInerney, as Trustee